UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 25, 2006
AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 434-792-5111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 25, American National Bankshares Inc. issued a news release announcing first quarter results for the period ended March 31, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Agreement and Plan of Organization between American National Bankshares Inc. (“American National”) and Community First Financial Corporation (“Community First”), dated as of October 18, 2005, one member of Community First’s Board of Directors was to be named to American National’s Board of Directors within a reasonable period of time following the merger. Accordingly, following American National’s Annual Meeting of Shareholders held April 25, 2006, the Board of Directors named Dr. Frank C. Crist, Jr. as a director of American National. Dr. Crist is President of Brady & Crist Dentists, Inc., and served as Chairman of Community First. Dr. Crist will serve on the company’s Corporate Governance and Nominating Committee.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 News Release announcing First Quarter Earnings for 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006             /s/  Neal A. Petrovich
Senior Vice President and Chief Financial Officer